Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE (IN THE CIRCUMSTANCES DESCRIBED BELOW) IN ACCEPTING THE OFFER BY CURALEAF HOLDINGS, INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES IN THE CAPITAL OF AURORA CANNABIS INC. NOT ALREADY OWNED BY CURALEAF HOLDINGS, INC. OR ITS AFFILIATES, TOGETHER WITH THE ASSOCIATED RIGHTS ISSUED AND OUTSTANDING UNDER THE SHAREHOLDER RIGHTS PLAN OF AURORA CANNABIS INC., INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN).

PLEASE READ THE ACCOMPANYING OFFER TO PURCHASE AND CIRCULAR (AS DEFINED HEREIN) BEFORE COMPLETING THIS NOTICE OF GUARANTEED DELIVERY.

NOTICE OF GUARANTEED DELIVERY

for deposit of Common Shares

(together with associated rights issued under the Shareholder Rights Plan)

of

AURORA CANNABIS INC.

pursuant to the Offer to Purchase dated August 18, 2026 made by

CURALEAF HOLDINGS, INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (MOUNTAIN TIME) ON DECEMBER 1, 2026 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED, ACCELERATED OR WITHDRAWN IN ACCORDANCE WITH ITS TERMS.

YOU MAY USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1.	YOUR CERTIFICATE(S) REPRESENTING COMMON SHARES ARE NOT IMMEDIATELY AVAILABLE;

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR COMMON SHARES ON A TIMELY BASIS; OR

3.	YOUR CERTIFICATE(S) REPRESENTING COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery is for use by holders (“Company Shareholders”) of common shares (the “Common Shares”) in the capital of Aurora Cannabis Inc. (the “Company”), including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time, to accept the offer (the “Offer”) made by Curaleaf Holdings, Inc. (“Curaleaf” or the “Offeror”) to purchase all of the issued and outstanding Common Shares, together with the associated rights to purchase Common Shares (the “SRP Rights”) issued and outstanding under the amended and restated shareholder rights plan agreement dated as of October 4, 2018, originally approved by the Company Shareholders on November 30, 2018 and last renewed on August 9, 2024, between the Company and the Computershare Trust Company of Canada, and any other shareholder rights plan or a similar plan adopted by the Company after that date (collectively, the “Shareholder Rights Plan”), subject to the terms and conditions of the Offer, as set forth in the Offer to Purchase and accompanying Take-Over Bid Circular dated August 18, 2026 (together, the “Offer to Purchase and Circular”), only if:

(a)	the Certificate(s) (including both physical certificate(s) or DRS Advice(s)) representing the Common Shares to be deposited are not immediately available;

(b)	the Company Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or

(c)	the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time at its office specified in this Notice of Guaranteed Delivery.

Upon acceptance of the Offer, each Company Shareholder whose Common Shares are taken up by the Offeror will be entitled to receive, for each Common Share, US$0.75 in cash (the “Cash Consideration”) and 0.3463 (the “Base Exchange Ratio”) of a subordinate voting share in the capital of the Offeror (each whole share, an “Offeror Share”), subject to a maximum value per Common Share of US$5.00 (the “Cap Price”). If, on the earlier of the Expiry Time and the date on which all conditions of the Offer have been satisfied or waived by the Offeror, the 20-day volume weighted average price (“VWAP”) of the Offeror Shares (“Calculation Date VWAP”) traded on the Toronto Stock Exchange (“TSX”) is greater than $17.05 (assuming an exchange rate for U.S. dollars of $1.00 = US$0.7200) per Offeror Share (“Cap VWAP Price”), the number of Offeror Shares that a Company Shareholder will receive for each Common Share will be calculated by dividing the Cap Price of US$5.00 less the Cash Consideration of US$0.75 by the Calculation Date VWAP (the “Cap Exchange Ratio”). The number of Offeror Shares to be issued in consideration for the Common Shares, whether as a result of the application of the Base Exchange Ratio or the Cap Exchange Ratio, is referred to herein as the “Share Consideration” and, together with the Cash Consideration, the “Consideration”. The Consideration, including the Cap VWAP Price, is subject to fluctuation based on the exchange rate between Canadian and United States dollars.

In no event will a Company Shareholder be entitled to a fractional Offeror Share. Where the aggregate number of Offeror Shares to be issued to a Company Shareholder as Share Consideration under the Offer would result in a fraction of an Offeror Share being issuable, the number of Offeror Shares to be received by such Company Shareholder will be rounded down to the nearest whole number and no Company Shareholder will be entitled to any compensation in respect of a fractional Offeror Share. In calculating such fractional interests, all Common Shares registered in the name of or beneficially held by such Company Shareholder or their nominee shall be aggregated.

The terms and conditions of the Offer to Purchase are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms that are used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and Circular have the respective meanings set forth in the Offer to Purchase and Circular.

If a Company Shareholder wishes to deposit Common Shares under the Offer and: (a) the Certificate(s) representing such Common Shares is (are) not immediately available; (b) the Company Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (c) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time at its office specified in this Notice of Guaranteed Delivery, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)	a properly completed and executed Notice of Guaranteed Delivery, or a manually executed facsimile thereof, including the guarantee of delivery by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery, is received by the Depositary at its office at one of the addresses set forth on the back page of this Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)	the Certificate(s) representing all Deposited Common Shares, in proper form for transfer, and, if the Separation Time has occurred at or prior to the Expiry Time and certificates representing SRP Rights (“Rights Certificates”) have been distributed to Company Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set forth in the Letter of Transmittal (including signature guarantee, if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares and deposited SRP Rights and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office at one of the addresses specified in the Letter of Transmittal prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the Expiry Time; and

(d)	in the case of SRP Rights, where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to the Company Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set forth in the Letter of Transmittal (including signature guarantee, if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office at one of the addresses specified in the Letter of Transmittal prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the date, if any, that Rights Certificates are distributed to Company Shareholders.

This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by email or mailed to the Depositary at its office at one of the addresses set forth on the back page of this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying Certificate(s) representing Common Shares (and, if applicable, the Rights Certificate(s)) and all other required documents to an address or transmission by email to an email address other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

Only Letters of Transmittal accompanied by DRS Advices and not requiring a change in registration or address or Notices of Guaranteed Delivery are acceptable for deposit via email. Certificates must be mailed or couriered to the Depositary.

An “Eligible Institution” means a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP).

Delivery of Common Shares to the Depositary by means of a book-entry transfer will constitute a valid deposit of such Common Shares under the Offer. Company Shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS, may also have the option of tendering a Notice of Guaranteed Delivery through the CDS online letter of guarantee option (the “LOG option”). Participants tendering through the LOG option in CDS are deemed to have completed the Notice of Guaranteed Delivery and such instructions are considered valid with the terms of the Offer.

The signatory to this Notice of Guaranteed Delivery understands and acknowledges that payment for Common Shares deposited and taken up by the Offeror under the Offer will be made only after timely receipt by the Depositary of (a) the Certificate(s) representing the Deposited Common Shares and, if applicable, the Rights Certificates (or, in the case of a book-entry transfer to the Depositary, a Book-Entry Confirmation for the Common Shares and SRP Rights, if applicable), (b) a Letter of Transmittal, properly completed and duly executed, or a manually executed facsimile thereof, covering such Common Shares with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal, or in the case of Common Shares deposited by book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares and deposited SRP Rights, if applicable and, in the case of DTC accounts, a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in respect thereof, and (c) all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the Expiry Time.

The signatory to this Notice of Guaranteed Delivery also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Common Shares, regardless of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer, and that the Consideration for the Common Shares deposited pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary before the Expiry Time, even if the Certificate(s) representing all of the deposited Common Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Common Shares is not made until after the take up and payment for the Common Shares under the Offer.

Company Shareholders in the United States should read the “Notice to Shareholders in the United States” in the Offer to Purchase and Circular.

All references to “$” in this Notice of Guaranteed Delivery mean Canadian dollars and all references to “US$” in this Notice of Guaranteed Delivery mean United States dollars, except where otherwise indicated. On August 17, 2026, the Bank of Canada daily average exchange rate for U.S. dollars was $1.00 = US$0. US$0.7212.

All authority conferred or agreed to be conferred by the signatory to this Notice of Guaranteed Delivery in this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the signatory to this Notice of Guaranteed Delivery and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the signatory to this Notice of Guaranteed Delivery and all obligations of the signatory to this Notice of Guaranteed Delivery under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the signatory to this Notice of Guaranteed Delivery.

Questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by Company Shareholders to the Depositary or the Information Agent at the telephone numbers and addresses set forth on the back page of this Notice of Guaranteed Delivery. You may also contact your broker or other intermediary for assistance concerning the Offer.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE OF THIS NOTICE OF GUARANTEED DELIVERY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED BELOW.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) REPRESENTING THE COMMON SHARES (AND IF APPLICABLE, THE RIGHTS CERTIFICATE(S)) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN CALGARY, ALBERTA OR TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED BY HAND, MAIL OR COURIER.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DEPOSITS OF COMMON SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF COMPANY SHAREHOLDERS IN ANY JURISDICTION OUTSIDE OF CANADA IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE SIGNATORY TO THIS NOTICE OF GUARANTEED DELIVERY HEREBY DECLARES THAT THE SIGNATORY TO THIS NOTICE OF GUARANTEED DELIVERY IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

NOTICE OF GUARANTEED DELIVERY

TO:	CURALEAF HOLDINGS,INC.

AND TO:	ODYSSEY TRUST COMPANY, as Depositary

The signatory to this Notice of Guaranteed Delivery hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares, and accompanying SRP Rights, described below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

COMMON SHARES

(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate or Holder Identification Number(s)(1) (if available)	Name in which Common Shares are Registered (please fill in exactly as name appears on Certificate(s))	Number of Common Shares Represented by Certificate(s)	Number of Common Shares Deposited(2)

TOTAL:

SRP RIGHTS(3) (To be completed if necessary.)

Certificate or Holder Identification Number(s) (1) (if available)	Name in which Common Shares are Registered (please fill in exactly as name appears on Certificate(s))	Number of SRP Rights Represented by Certificate(s)	Number of SRP Rights Deposited(2)

TOTAL:

(1) A certificate number does not need to be provided if Common Shares are represented by a DRS Advice.

(2) Unless otherwise indicated, the total number of Common Shares and SRP Rights evidenced by all Certificates delivered will be deemed to have been deposited.

(3) The following procedures must be followed in order to effect the valid delivery of certificates representing the SRP Rights, or such other written document or acknowledgement (including, without limitation, a DRS Advice or other book-entry confirmation) evidencing ownership of the SRP Rights (“Rights Certificates”). If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs at or prior to the Expiry Time and Rights Certificates are distributed by the Company to the Company Shareholders prior to the time that the signatory to this Notice of Guaranteed Delivery’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Company Shareholder deposits its Common Shares pursuant to the Offer, the Company Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. In any case, a deposit of Common Shares constitutes an agreement by the signatory to this Notice of Guaranteed Delivery to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office at one of the addresses specified in the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed to Company Shareholders. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the Common Shares deposited by the signatory to this Notice of Guaranteed Delivery.

COMPANY SHAREHOLDER SIGNATURE(S)
(REQUIRED)

Signature of Company Shareholder

Name of Company Shareholder (please print or type)	Address of Company Shareholder

Date	Postal Code / Zip Code

Email Address	Daytime Telephone Number of Company Shareholder

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The signatory to this Notice of Guaranteed Delivery, an Eligible Institution, guarantees delivery to the Depositary, at its address set out on the back page of this Notice of Guaranteed Delivery, of the Certificate(s) representing the Common Shares deposited hereby, in proper form for transfer, together with delivery of a properly completed and executed Letter of Transmittal, or a manually executed facsimile thereof, with any required signature guarantee (or, in the case of a book-entry transfer of Common Shares, a Book-Entry Confirmation with respect to all Common Shares deposited hereby and, in the case of DTC accounts, a properly completed and executed Letter of Transmittal with any required signature guarantees or a manually executed facsimile thereof, or an Agent’s Message in lieu of a Letter of Transmittal), and all other documents required by the Letter of Transmittal, (a) all at or prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the Expiry Time, or (b) if the Separation Time has occurred but Rights Certificates have not been distributed to the Company Shareholder prior to the Expiry Time, at or prior to 5:00

p.m. (Mountain Time) on the second trading day on the TSX after the Rights Certificates are distributed to Company Shareholders.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name of Authorized Signatory (please print or type)

Postal Code / Zip Code	Title of Authorized Signatory

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES OR SRP RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

ODYSSEY TRUST COMPANY

By Mail, Registered Mail, Hand or Courier

Calgary	Toronto
Stock Exchange Tower 1230 – 300 5th Avenue SW Calgary AB T2P 3C4 Attention: Corporate Actions	Trader’s Bank Building 1100 – 67 Yonge Street Toronto, Ontario M5E 1J8 Attention: Corporate Actions

Toll Free in North America: 1-888-290-1175

Collect Outside of North America: 1-587-885-0960

email: corp.actions@odysseytrust.com

The Information Agent for the Offer is:

Carson Proxy Advisors

Toll Free: 1-800-530-5189

Local and text: 416-751-2066

email: info@carsonproxy.com

Questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by Company Shareholders to the Depositary or the Information Agent at the telephone numbers and locations set out above. You may also contact your broker or other intermediary for assistance concerning the Offer.